                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    /X/ Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            PUROFLOW INCORPORATED
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                           PUROFLOW INCORPORATED
                           REUBEN M. SIWEK, ESQ.
                             MICHAEL H. FIGOFF
                              ROBERT A. SMITH
                           DR. TRACY KENT PUGMIRE
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

--------------                    16559 Saticoy Street
PUROFLOW                          Van Nuys, CA 91406
INCORPORATED                      (818) 756-1388
--------------                    (818) 779-3902 Fax




FOR IMMEDIATE RELEASE                                     CONTACT
                                                          Michael H. Figoff
                                                          President and CEO
                                                          Puroflow Incorporated
                                                          (818) 756-1388

                                                          PUBLIC RELATIONS
                                                          PAUL KNOPICK
                                                          (949) 707-5365


               PUROFLOW EXPECTED TO POST SECOND QUARTER LOSSES

VAN NUYS,  CA,   August 9, 1999   Puroflow Inc. (OTC Bulletin Board: PURO)
announced today that its earnings for the second quarter ended July 31, 1999 are expected to reflect significant losses arising as a result of a number of factors, including substantial expenses incurred in connection with the Company's pending proxy contest.

"A continuation of the kinds of expenses incurred by the Company in connection with the pending proxy contest may have a material adverse effect on our results for the third quarter", said Michael Figoff, President and CEO of Puroflow.

Since 1961, Puroflow has designed and manufactured state-of-the-art, precision filtration products for critical applications, including the automobile airbag business. The Company is a leading supplier of aftermarket products used in jet aircraft, turboshaft powered aircraft and helicopters and is a leading supplier for U.S. Space Applications.

Certain statements made herein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are indicated by words or phrases such as "anticipate," "estimate," "project," "management believes," "the Company believes," and similar words or phrases. Such statements are based on current expectations and are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected.

                           PARTICIPANT INFORMATION

In compliance with the rules and regulations promulgated by the Securities and Exchange Commission, the following information is being furnished with respect to Puroflow's nominees for election as Directors at the 1999 Annual Meeting of Stockholders.

1. MICHAEL H. FIGOFF Mr. Figoff serves as the President and Chief Executive Officer of the Company, after joining the Company in November 1988. Mr. Figoff has more than 30 years of experience in the marketing and manufacture of aerospace and defense-related products. As of the date hereof, Mr. Figoff beneficially owns 365,000 shares of Puroflow common stock including the right to purchase 55,000 shares pursuant to stock options. Mr. Figoff's 365,000 shares also include 8,000 shares owned by Mr. Figoff's wife with respect to which he disclaims beneficial ownership.

2. REUBEN M. SIWEK Mr. Siwek serves as the Chairman of the Board of Directors of the Company and as its General Counsel. He has practiced law in the state of New York for more than 48 years. Mr. Siwek beneficially owns 576,250 shares of Puroflow common stock including options to purchase 50,000 shares. Mr. Siwek's 576,250 shares also include 70,000 shares owned by Mr. Siwek's wife with respect to which he disclaims beneficial ownership.

3. DR. TRACY KENT PUGMIRE Dr. Pugmire serves as a member of the Board of Directors of the Company and on the Board's audit committee. He is an independent aerospace consultant and representative. He is currently involved with design and fabrication activities on the X-33 and X-34 rocket vehicles. Dr. Pugmire beneficially owns 40,000 shares of Puroflow common stock including the right to purchase 19,000 shares pursuant to stock options.

4. ROBERT A. SMITH Mr. Smith currently serves as Vice Chairman of the Board of Directors of the Company. He also serves as President of Microsource Incorporated, a company engaged in the manufacturing of microwave signal generation equipment to the defense, telecommunications and instrument/test industries. Mr. Smith has extensive engineering, marketing and management experience in the filter industry. Mr. Smith beneficially owns 250,000 shares of Puroflow common stock including the right to purchase 40,000 shares pursuant to stock options.

                                   * * * *